Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-206335) pertaining to the vTv Therapeutics Inc. 2015 Omnibus Equity Incentive Plan, and
(2)	Registration Statement (Form S-3 No. 333-223269) of vTv Therapeutics Inc.;

of our report dated February 26, 2019 with respect to the consolidated financial statements of vTv Therapeutics Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2018.

/s/ Ernst & Young LLP

Raleigh, North Carolina

February 26, 2019